                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                            RF POWER PRODUCTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

(5)  Total fee paid:

________________________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

________________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:

________________________________________________________________________________

(3)  Filing Party:

________________________________________________________________________________

(4)  Date Filed:

________________________________________________________________________________

                            RF POWER PRODUCTS, INC.
                             1007 LAUREL OAK ROAD
                          VOORHEES, NEW JERSEY 08043
                           TELEPHONE: (609) 627-6100

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 1, 1998

                               ----------------

  The Annual Meeting of Shareholders of RF Power Products, Inc. (the "Company") will be held at The Mansion at Main Street, the corner of Evesham and Kresson Roads, Voorhees, New Jersey 08043, on Friday, May 1, 1998, at 10:00 a.m., local time, for the following purposes:

  1. To elect two directors of the Company to hold office as specified in the Proxy Statement.

  2. To approve an amendment to the Company's 1992 Stock Option Plan to ensure certain favorable tax treatment for the Company and optionees.

  3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year 1998.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 26, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the meeting.

  All shareholders are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the stamped and addressed envelope enclosed for your convenience. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.

                                          By Order of the Board of Directors

                                          KEVIN WILSON
                                          Secretary

Voorhees, New Jersey
March 30, 1998

                            RF POWER PRODUCTS, INC.
                             1007 LAUREL OAK ROAD
                          VOORHEES, NEW JERSEY 08043
                           TELEPHONE: (609) 627-6100

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RF Power Products, Inc., a New Jersey corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at The Mansion at Main Street, the corner of Evesham and Kresson Roads, Voorhees, New Jersey 08043, on Friday, May 1, 1998 at 10:00 a.m., local time, and at any postponement or adjournment thereof (the "Meeting"). This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about March 30, 1998.

  The Board of Directors knows of no matters, other than those referred to in the foregoing notice, that are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act on such matters in accordance with their judgment. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy. In the absence of instructions, executed proxies will be voted "FOR" the nominees of the Board of Directors for election as directors, "FOR" approval of the amendment to the 1992 Stock Option Plan and "FOR" the ratification of KPMG, Peat Marwick LLP as the Company's auditors for the fiscal year 1998.

  Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                   VOTING SECURITIES AND SECURITY OWNERSHIP

VOTING SECURITIES

  At the close of business on March 26, 1998, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding 12,148,545 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"). Each shareholder of record at the close of business on March 26, 1998 is entitled to one vote per share on all matters subject to shareholder vote. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for purposes of considering such matter. Shareholders do not have cumulative voting rights in the election of directors or otherwise.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The table below sets forth certain information as of March 26, 1998 regarding the beneficial ownership as defined in regulations of the Securities and Exchange Commission of Common Stock of (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. The information in the table below was furnished by the persons listed. As used in this table, unless otherwise noted, the named beneficial owner has the sole power to vote or dispose of, or to direct the voting or disposition of, the shares or the right to acquire such power within 60 days of March 26, 1998 with respect to any shares.

                                                         NUMBER OF   PERCENT OF
NAME OF BENEFICIAL OWNER                                SHARES OWNED  CLASS(1)
------------------------                                ------------ ----------
FMR Corp...............................................  1,000,000      8.23%
 82 Devonshire Street
 Boston, MA 02109
Joseph Stach(2)........................................    994,600      8.16%
Christopher Ben(2).....................................    381,510      3.14%
Domenic Golato(2)......................................    157,500      1.30%
Arthur Zafiropoulo(2)..................................    155,100      1.27%
Gerald M. Starek(2)....................................    150,000      1.23%
Raymond Farnham(2).....................................     15,000      0.12%
Directors and executive officers as a group(3).........  1,853,710     15.18%

--------
(1) Any securities not currently outstanding but subject to options or warrants exercisable within 60 days of March 26, 1998, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by such person.

(2) Includes shares subject to currently outstanding options exercisable within 60 days of March 26, 1998.

(3) Includes 63,750 shares subject to currently outstanding options exercisable within 60 days of March 26, 1998.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

  The Articles of Incorporation provide that the directors of the Company be classified, with respect to the term for which they severally hold office, into three classes, each class to be as nearly equal in number as possible, and that at each annual meeting of the shareholders of the Company the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the third annual meeting of shareholders after their election by the shareholders. The Board of Directors is authorized to fix the number of directors as provided in the Company's Bylaws, and has fixed the number at four. Of the two nominees for election at the 1998 meeting identified below, Mr. Starek is the nominee comprising the class with a three-year term expiring at the 2001 annual meeting, and Mr. Farnham is the nominee to fill the vacancy in the class with a three-year term expiring at the 1999 annual meeting. Mr. Starek is currently a director of the Company elected by the shareholders. Mr. Farnham was appointed a director until the next annual meeting by the other directors in July 1997. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted for the election of Gerald M. Starek for a term expiring in 2001 and Raymond Farnham for a term expiring in 1999, or until their successors are duly elected and qualified.

  The Board of Directors believes that the nominees will be able to serve as directors. If the nominees are unable to serve, the person named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

  The Directors will be elected by a plurality of votes cast. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the two nominees identified below unless the proxy contains instructions to the contrary. Abstentions, broker non-votes, and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. However, such actions are not treated as votes cast, and thus are not the equivalent of votes against.

The following sets forth certain information about the nominees for election as directors:

                                           DIRECTOR
NAME                           AGE          SINCE           POSITION WITH THE COMPANY
----                           ---         --------         -------------------------
TERM EXPIRING IN 2001
Gerald M. Starek(2)(3)(4)      56            1994                   Director
TERM EXPIRING IN 1999
Raymond Farnham(1)(4)          50            1997                   Director

--------
(1) Member of the Stock Option Committee for Employees other than Principal Officers of the Company.
(2) Member of Compensation Committee.
(3) Member of Stock Option Committee for Principal Officers of the Company.
(4) Member of Audit Committee.

  Mr. Starek has served on the Board of Directors of the Company since February 1994. Mr. Starek, a private investor, was the founder of Silicon Valley Group, Inc. From September 1991 to April 1993, Mr. Starek served as Silicon Valley Group's Vice Chairman and from September 1984 to September 1991, he served as Silicon Valley Group's Chairman.

  Mr. Farnham has served on the Board of Directors of the Company since July 1997. Mr. Farnham has been Executive Vice President of Integrated Device Technology Inc., a designer, manufacturer and marketer of integrated circuits for the computer and communications industry since 1996. Mr. Farnham was President of OPTi Incorporated, a supplier and developer of audio and logic devices to personal computer manufacturers from 1993 until 1996. From 1972 to 1993, Mr. Farnham held positions with National Semiconductor Corporation, becoming President of the company's communication and computing group in 1991.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

CONTINUING DIRECTORS

 The following sets forth certain information about each continuing director:

                                       DIRECTOR
NAME                         AGE        SINCE          POSITION WITH THE COMPANY
----                         ---       --------        -------------------------
TERMS EXPIRING IN 2000
Joseph Stach(1)              59          1992         President, Chief Executive
                                                      Officer, and Chairman of the
                                                      Board of Directors
Arthur Zafiropoulo(2)(3)     59          1992         Director

--------
(1) Member of the Stock Option Committee for Employees other than the Principal Officers of the Company.
(2) Member of Compensation Committee.
(3) Member of Stock Option Committee for Principal Officers of the Company.

  Dr. Stach has been President, Chief Executive Officer and Chairman of the Board of the Company since April 1992. Dr. Stach joined the Company as President in July 1991. From April 1991 to July 1991, Dr. Stach was Executive Vice President of Plasma-Therm. From March 1988 until he joined Plasma-Therm, Dr. Stach was the director of the Center for Microelectronics Research at the University of South Florida. Dr. Stach also served as a director of Plasma-Therm from 1987 to 1992.

  Mr. Zafiropoulo has served on the Board of Directors of the Company since July 1992. Mr. Zafiropoulo has been the President of UltraTech Stepper, Inc. ("Ultratech"), a manufacturer of lithographic equipment for the semiconductor industry, since October 1990. From February 1989 until he joined UltraTech, Mr. Zafiropoulo was President of General Signal Semiconductor Equipment Group's International Operations. Mr. Zafiropoulo was President of Drytek, a manufacturer of plasma etching equipment from July 1980 until February 1989. In addition, Mr. Zafiropoulo was President of Kayex, a unit of General Signal, from July 1988 until June 1989. Mr. Zafiropoulo is a director of Ultratech.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has an Audit Committee, a Compensation Committee and two Stock Options Committees, one for grants to Principal Officers (as defined below) of the Company and one for grants to employees of the Company. The Company does not have an Executive Committee or a Nominations Committee. The Compensation Committee and Stock Option Committee for Principal Officers of the Company each consist of Messrs. Zafiropoulo and Starek, the Stock Option Committee for Employees other than Principal Officers of the Company consists of Dr. Stach and Mr. Farnham and the Audit Committee consists of Messrs. Farnham and Starek. During fiscal year ended November 30, 1997 ("fiscal 1997"), the Compensation Committee, the Audit Committee, the Stock Option Committee for Principal Officers of the Company and the Stock Option Committee for Employees other than Principal Officers of the Company each held one meeting. The functions of the Audit Committee generally include reviewing with the independent auditors the scope and results of their engagement and reviewing the adequacy of the Company's system of internal accounting controls. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation of the Company's employees. The Stock Option Committee for Principal Officers of the Company is responsible for granting options to Principal Officers of the Company under the Company's 1992 Stock Option Plan (the "1992 Plan") and the Stock Option Committee for Employees other than Principal Officers is responsible for granting options to employees other than Principal Officers of the Company under the 1992 Plan. A Principal Officer is a person who is an "officer" of the Company within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended.

  The Board of Directors held four meetings in fiscal 1997. During fiscal 1997, each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

COMPENSATION OF DIRECTORS

  The directors receive $1,500 for each Board of Directors meeting attended, reimbursement for out-of-pocket expenses and a yearly retainer of $5,000, paid quarterly, prorated over the year for the period of time that they are directors of the Company. Mr. Starek was paid an additional $4,000 by the Company in fiscal 1997 as compensation for consulting services provided to the Company. Pursuant to the terms of the Company's 1993 Non-Employee Directors Stock Option Plan, each non-employee director of the Company, who was a member of the Company's Board of Directors during fiscal 1997, will be granted options to purchase 5,000 shares of Common Stock for each fiscal year in which they serve as a director of the Company. All such options have or will have an exercise price equal to the fair market value of the Company's Common Stock on the date of such grant.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid and accrued during fiscal 1997 to the Company's Chief Executive Officer and the other Executive Officers of the Company whose compensation exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                    LONG TERM
                                     ANNUAL COMPENSATION           COMPENSATION
                               ----------------------------------  ------------
                                                                      AWARDS
                                                                   ------------
                                                                    SECURITIES
   NAME AND PRINCIPAL                                OTHER ANNUAL   UNDERLYING   ALL OTHER
        POSITION          YEAR  SALARY    BONUS      COMPENSATION  OPTIONS (#)  COMPENSATION
   ------------------     ---- -------- ---------    ------------  ------------ ------------
Joseph Stach............  1997 $193,836 $  95,000(3)   $16,225(1)          0        $934(7)
 President and Chief      1996  201,558         0       19,515(1)     50,000           0
 Executive Officer        1995  188,136   425,900(2)    19,493(1)          0           0
Christopher Ben.........  1997  137,050    60,000(3)         0             0         949(4)
 Chief Operating Officer  1996  144,646         0            0        25,000         950(4)
 and Secretary            1995  135,497    56,050            0             0         924(4)
Domenic Golato(6).......  1997  100,561 35,000(3)            0             0          19(5)
 Chief Financial Officer  1996  102,701         0            0        10,000         137(5)
 and Treasurer            1995   96,057    28,050            0             0         198(5)

--------
(1) Represents perquisites and personal benefits, including $19,493, $19,515 and $16,225 for 1995, 1996 and 1997, respectively, in charges relating to living expenses paid by the Company for Dr. Stach's benefit, which are included in Dr. Stach's gross income for income tax purposes.
(2) Represents the bonus for fiscal 1995 ($22,500 of which was paid in fiscal 1995 and 403,400 in fiscal 1996).
(3) Represents the bonus for fiscal 1997. Of these amounts, $23,750, $15,000 and $8,750 were paid in fiscal 1997 and $71,250, $45,000 and $26,250 were paid in fiscal 1998 to Dr. Stach, Mr. Ben and Mr. Golato, respectively.
(4) Includes $949 in 1997, $950 in 1996 and $924 in 1995 contributed by the Company for Mr. Ben's account under the Company's 401(k) Plan.
(5) Includes $19 in 1997, $137 in 1996 and $198 in 1995 contributed by the Company for Mr. Golato's account under the Company's 401(k) Plan.
(6) On January 30, 1998, Mr. Golato left the Company to pursue other opportunities. Christopher Ben was appointed Chief Financial Officer and Treasurer, and Kevin Wilson was appointed Chief Operating Officer and Secretary.
(7) Includes $934 contributed by the Company for Dr. Stach's account under the Company's 401(k) Plan.

OPTION GRANTS IN FISCAL 1997

  During fiscal 1997, the Company did not grant stock options to any of the Named Executive Officers.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

  The following table sets forth information on an aggregated basis concerning each exercise of stock options during the fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

                                                 NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED IN-THE-MONEY OPTIONS
                                                OPTIONS AT FY-END (#)    AT FY-END ($)(1)
                                                ---------------------- --------------------
                           SHARES
                         ACQUIRED ON
                          EXERCISE     VALUE         EXERCISABLE/          EXERCISABLE/
NAME                         (#)     REALIZED $     UNEXERCISABLE         UNEXERCISABLE
----                     ----------- ---------- ---------------------- --------------------
Joseph Stach............       0          0         25,000/25,000        $51,500/$51,500
Christopher Ben.........       0          0         12,500/12,500        $25,750/$25,750
Domenic Golato..........       0          0          5,000/5,000         $10,300/$10,300

--------
(1) Represents the amount by which the market price of the Common Stock of the Company exceeded the exercise prices of unexercised options on November 30, 1997.

EMPLOYMENT AGREEMENTS

  In April 1992 the Company entered into a three-year employment agreement (the "Employment Agreement") with Joseph Stach, which was amended in July 1992. The Employment Agreement provided for an annual base salary of $106,000 and an annual bonus equal to .5% of net sales, up to a maximum bonus of $100,000. In addition, the Company agreed to reimburse Dr. Stach for certain expenses incurred in connection with the sale of his home in Florida and his relocation to New Jersey. Dr. Stach was entitled to receive during each year of the Employment Agreement an annual grant of options to purchase 100,000 shares of Common Stock with an exercise price equal to 50% of the lowest fair market value during each year preceding each such grant of options. The Employment Agreement provided that the Employment Agreement could be terminated at any time, with or without cause, in which case, if Dr. Stach was terminated for cause, the Company would be liable to pay Dr. Stach compensation and benefits for one year, if Dr. Stach was terminated without cause, the Company would be liable to pay Dr. Stach's compensation and benefits for the balance of the term of the agreement. Dr. Stach agreed that at least for the term of the Employment Agreement, he will not solicit or accept business from any customers of the Company and agreed that during the term of the Employment Agreement and for a period of two years after termination of employment he will not disclose any confidential information of the Company.

  In December 1993, the Company entered into a new employment agreement (the "New Employment Agreement") with Dr. Stach, which was amended in February 1994. The terms of the New Employment Agreement are substantially similar to the 1992 Employment Agreement. The New Employment Agreement, however, is for a five-year term ending November 1998, and provides for an annual base salary of $125,000, an annual bonus of .5% of sales up to a maximum of $250,000 and does not provide for the annual stock option grants.

  In October 1994, the New Employment Agreement was further amended to provide for an annual salary and a bonus based on the Company's after-tax net income, both as determined annually by the Company's Compensation Committee. In fiscal 1997, the salary and bonus amounts were $193,836 and $95,000, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from certain Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons from December 1, 1996 through November 30, 1997 were made on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In February 1994, the Company entered into five stock purchase agreements with three officers of the Company and two directors of the Company. The purpose of the stock purchase agreements was to implement and augment a strategy of attracting and maintaining a core group of dedicated executives and directors. The purchase price per share under the stock purchase agreements was equal to the fair market value of the Company's Common Stock on February 10, 1994 as determined in a valuation opinion received by the Company from an independent investment banking firm. Pursuant to the terms of the three stock purchase agreements (the "Stock Purchase Agreements") with the officers, Joseph Stach, Christopher Ben and Domenic Golato purchased 800,000, 400,000 and 200,000 shares of the Company's Common Stock, respectively, at a purchase price of $.22 per share. One fourth of the aggregate purchase price under each Stock Purchase Agreement was paid to the Company on the date of execution and the balance of the purchase price is represented by three Promissory Note and Security Agreements (the "Notes") in the amount of $132,000, $66,000 and $33,000, respectively. The principal amount due under the Notes is payable in three consecutive annual installments commencing in February 1995 and ending in February 1997. In March 1995, the parties agreed to extend the payment date of the first installment to May 1995. In January 1997, the parties agreed to extend the payment date of the third installment to February 2000. The Notes accrued interest on the unpaid principal amount at 6.5% per annum. The principal and interest amounts for these Notes were repaid in full in March 1998. Pursuant to the terms of the Stock Purchase Agreement with the directors, Arthur Zafiropoulo and Gerald M. Starek, each purchased 100,000 shares of the Company's Common Stock at a purchase price of $.22 per share.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL PHILOSOPHY

  The Compensation Committee of the Board of Directors (the "Committee"), which consists of two non-employee directors, is responsible for reviewing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. The Company's strategy and the proposed compensation structure for its executives (including base salaries, bonus compensation and stock options) were approved by the Committee.
  The Company believes there should be a direct relationship between executive compensation and corporate performance and value delivered to stockholders. The Company's compensation structure is based on this philosophy. The Company believes that the base compensation for its executives should be competitive, enabling the Company to attract and retain the best available people. Additionally, the Company believes that bonus compensation based on realistic targets provides the motivation to the executives to strive to meet or exceed Company goals. The Company also believes that stock options are a key ingredient to executive compensation because they serve to align the interests of executive officers with stockholder value.

SALARIES

  The base salary of each of the executive officers was based on a survey of comparably-sized companies in the geographical region. Among the factors considered by the Committee in assessing the competitiveness of the compensation of the executive officers of the Company were the roles and scope of responsibilities of each executive officer, the salaries paid to persons in similar positions in other companies and an evaluation of the skills and judgment required to accomplish the Company's goals. The base salary for the Chief Executive Officer is also subject to the terms of the employment agreement between the Company and the Chief Executive Officer.

BONUSES

  The Committee additionally approved a corporate officer bonus plan for fiscal 1997 that provided for bonuses to the executive officers based on the achievement by the Company of certain after-tax earnings goals. The Company accomplished a number of these goals during fiscal 1997, which resulted in bonus payments in fiscal 1997 and an accrual of additional bonus payments to each of the executive officers.

STOCK OPTIONS

  Stock options accomplish the objective of further motivating executives to create shareholder value. Options are granted by the Committee pursuant to the Company's 1992 Stock Option Plan. Options are granted with an exercise price equal to the fair market value of the Company's stock on the day preceding the date of grant, creating recipient value only as the stock increases in market price. Options expire from five to ten years from the date of granting. No options were granted to any of the Named Executive Officers during fiscal 1997.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  The Chief Executive Officer's salary and bonus were determined by the Committee based on the principles described above for all executive officers. Additionally, the Chief Executive Officer's salary and bonus are subject to an employment contract between the Company and the Chief Executive Officer. The Committee recommended and the Board of Directors approved the Chief Executive Officer's salary and bonus for fiscal 1997. In making its recommendations, the Committee exercised its subjective judgment and considered the general criteria used to determine salaries and bonuses for all executive officers.

                                          Submitted by the Compensation
                                          Committee of the Company's Board of
                                           Directors

                                          Arthur Zafiropoulo
                                          Gerald M. Starek

                            STOCK PERFORMANCE GRAPH
  The graph below is a line-graph presentation comparing the percentage change in the cumulative total stockholder return on the Company's stock for the forty-three month period ending November 30, 1997, with the return of the American Stock Exchange Index ("ASE Index") and the Hambrecht and Quist Semiconductor Index ("H&Q Semiconductor Index"). The graph reflects reinvestment of all dividends.

                       [PERFORMANCE GRAPH APPEARS HERE]

                    RF POWER                ASE                     H & Q SEMI-
DATE                PRODUCTS               INDEX                 CONDUCTOR INDEX
----                --------               -----                 ---------------
APR-94              $100.00               $100.00                     $100.00
MAY-94              $ 76.67               $100.12                     $102.12
NOV-94              $213.33               $ 98.62                     $113.61
MAY-95              $146.67               $111.86                     $169.55
NOV-95              $326.67               $122.15                     $116.37
MAY-96              $396.67               $138.88                     $165.79
NOV-96              $193.33               $134.45                     $206.64
MAY-97              $216.67               $145.16                     $269.84
NOV-97              $263.33               $155.24                     $245.04

         PROPOSAL 2 -- APPROVAL OF AMENDMENT OF 1992 STOCK OPTION PLAN

  The Board of Directors of the Company has approved and recommended for submission to the Company's shareholders an amendment (the "Proposed Amendment") to the 1992 Stock Option Plan (the "1992 Plan").

  The 1992 Plan was originally adopted by the Board of Directors on July 10, 1992 with 1,200,000 shares of Common Stock reserved for issuance upon exercise of Options (as defined below). The 1992 Plan was amended in 1996, with the approval of the Company's shareholders (the "1996 Amendment"), to increase the number of shares of Common Stock authorized for issuance pursuant to Options under the 1992 Plan by (i) an amount equal to 1% of the total number of shares of Common Stock outstanding on the last trading day of the fiscal year ended November 30, 1996, and (ii) additional amounts equal to 1% of the total number of shares of Common Stock outstanding at the end of each succeeding fiscal year.

  As a result of the 1996 Amendment, 121,231 shares were added to the authorized share limit at the time of shareholder approval of the 1996 Amendment, and an additional 497,168 shares were scheduled to be added on November 30, 1997. Thus, the total number of shares that were scheduled to be authorized for issuance under the 1992 Plan as of November 30, 1997, based on the 1996 Amendment previously approved by the shareholders, was 1,818,399 shares.

  Effective November 17, 1997, subject to the approval of the Company's shareholders at the Annual Meeting, the Proposed Amendment eliminates the feature of the 1992 Plan that automatically increases the maximum number as shares authorized for issuance pursuant to options under the Plan, and provides for the authorization of the additional 497,168 shares that would otherwise have been authorized under the 1996 Amendment on November 30, 1997. Thus, if this Proposal 2 is approved by the shareholders, the total number of authorized shares that will be available for issuance under the 1992 Plan will be 1,818,399, the same number that would have become available under the 1996 Amendment as of November 30, 1997. Because of the removal of the automatic increase feature of the 1996 Amendment, no further increases in the number of authorized shares available under the 1992 Plan will be made without the approval of the Company's shareholders.

                                         TOTAL NUMBER OF
                                        AUTHORIZED SHARES
                                      ------------------------
                                       1992 PLAN       1996       PROPOSED
                                      (AS ADOPTED)   AMENDMENT    AMENDMENT
                                      ------------   ---------    ---------
Original Plan, adopted July 10,
 1992................................  1,200,000(1)
Authorized at Annual Meeting, April
 25, 1997............................                1,321,231(2)
Scheduled to be added November 30,
 1997................................                1,818,399(3)
1998 Annual Meeting May 1, 1998......                             1,818,399(4)

--------
(1) Original Authorization
(2) 1,200,000+121,231
(3) 1,321,231+497,168
(4) same 497,168 shares that would have been added under 1996 Amendment

  In addition, effective November 17, 1997, subject to the approval of the Company's shareholders at the Annual Meeting, the Proposed Amendment further provides that the maximum number of shares of Common Stock that may be subject to Options granted to any one optionee during any one calendar year shall be 1,000,000 shares.

  The Board of Directors has determined that it is in the best interest of the Company and its shareholders, and has adopted and proposes that the shareholders approve the Proposed Amendment to the 1992 Plan in order to ensure certain favorable tax treatment for the Company and optionees under provisions of the Internal Revenue Code of 1986, as amended, (the "Code") regarding deduction limits on individual executive compensation and incentive stock options. The above is only a brief description of material features of the Proposed Amendment, and is qualified by reference to the full text of the Proposed Amendment attached as Exhibit A.

  No Options were granted during 1997 to the Company's named executive officers. Options granted during 1997 to all other employees as a group totaled 135,900 shares of Common Stock at a weighted average exercise price of $4.73 per share. The number of shares of Common Stock that may be subject to Options granted in the future under the 1992 Plan to executive officers, directors and employees of the Company is not determinable at this time. On March 13, 1998, the closing market price of the Common Stock on the American Stock Exchange was $3.00 per share.

  The purpose of the 1992 Plan is to recognize contributions made to the Company by employees (including employees who are members of the Board of Directors), consultants and advisors of the Company, to provide such persons with additional incentive to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary rights to acquire the Company's Common Stock.

  The key terms of the 1992 Plan, as proposed to be amended, are as follows:

  Number of Shares. The maximum number of shares of Common Stock which may be issued under the 1992 Plan is 1,818,399 subject to adjustment to reflect certain changes in the Company's capitalization. Options granted under the 1992 Plan may either be Incentive Stock Option ("ISOs") or Non-Qualified Stock Options ("NQSOs") (together, the "Options"). If an Option terminates or expires without the issuance of shares for any reason, the shares subject to such Option will again be available for grant pursuant to the 1992 Plan. The maximum number of shares of Common Stock that may be subject to Options granted to any one optionee during any one calendar year shall be 1,000,000 shares.

  Administration. The 1992 Plan shall be administered by a committee composed of two or more members of the Board of Directors who are not eligible to receive Options under the 1992 Plan; however, the Board of Directors may designate two committees to operate and administer the 1992 Plan, one of such committees comprised of members of the Board of Directors described above to operate and administer the 1992 Plan with respect to each person who is a "Principal Officer" of the Company and the other committee to be comprised of two or more members of the Board of Directors to operate and administer the 1992 Plan with respect to all persons other than "Principal Officers". Any of such committees designated by the Board of Directors is hereinafter referred to as the "Committee". The 1992 Plan defines "Principal Officer" as a person who is an "officer" of the Company within the meaning of Rule 16a-l(f) promulgated under the Securities Exchange Act of 1934, as amended. From time to time in its discretion, the Committee may select eligible recipients to whom Options will be granted, determine when each Option will be granted, determine the number of shares subject to such Options and, pursuant to the provisions of the 1992 Plan, determine the terms and conditions of each Option.

  Eligibility. All employees, consultants and advisors of the Company or its subsidiaries and affiliates are eligible to receive Options under the 1992 Plan. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee, consultant or advisor of the Company. There are currently approximately 148 eligible employees.

  Term of the 1992 Plan. No Options may be granted under the 1992 Plan after July 10, 2002.

  Grant of Options; Exercise Price. Options granted under the 1992 Plan may be either ISOs or NQSOs. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Unless an Option is specifically designated at the time of grant as an ISO, Options under the 1992 Plan will be NQSOs. Options are not transferable by the optionee except by will, laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined in the Code or in Title I of the Employee Retirement Security Act of 1974, as amended.

  The exercise price of the Options will be as determined by the Committee, provided that the exercise price of an ISO will be at least 100% of the fair market value of a share of Common Stock on the date the Option is granted.

  Termination of Options. All Options terminate on the earliest of: (i) the expiration of the term specified in the option agreement, which shall not exceed ten years from the date of grant or five years from the date of grant of an ISO if the recipient on the date of grant owns, directly or by attribution under section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company;
(ii) the date the optionee's employment or service with the Company terminates for any reason other than disability (as defined in the Code) or death or as otherwise specified in clauses (iv) and (v) below; (iii) the expiration of one year from the date the optionee's employment or service with the Company terminates due to the optionee's death or disability; (iv) the date upon which a determination is made by the Committee that the optionee has breached his employment or service contract with the Company, has been engaged in disloyalty to the Company or has disclosed trade secrets or confidential information of the Company; or
(v) the date set by the Committee to be an accelerated expiration in the event of a "Change of Control" (as defined in the 1992 Plan).

  Payment for Options. An optionee may pay for shares of Common Stock in cash, by certified check or such other mode of payment as the Committee may approve, including payment in shares of Common Stock held by the optionee for at least six months.

  Amendment. The Board of Directors may amend the 1992 Plan at any time in such manner as it may deem advisable; provided that the Board of Directors may not (a) change the class of individuals eligible to receive an ISO or (b) increase the maximum number of shares as to which Options may be granted.

  Federal Income Tax Consequences. The following is a general description of federal income tax consequences to optionees and the Company relating to Options that may be granted under the 1992 Plan. This discussion does not purport to cover all tax consequences relating to Options.

  An optionee will not recognize income upon the grant of a NQSO to purchase shares of Common Stock. Upon exercise of the NQSO, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the shares of Common Stock on the date the NQSO is exercised over the exercise price for such shares. The Company will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

  An optionee will not recognize income upon the grant of an ISO to purchase shares of Common Stock and will not recognize income upon exercise of the ISO, provided the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. Where an optionee who has exercised an ISO sells the shares of Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells such shares of Common Stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of such shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. The Company will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

  The amendment to the 1992 Plan will be approved by the shareholders if a majority of the votes present or represented and entitled to vote at the Annual Meeting vote "FOR" the amendment to the 1992 Plan. Shares will be counted as voting against this proposal if the shares are voted either "against" or to "abstain." Broker non-votes will not change the number of votes cast for or against this proposal and will not be treated as shares entitled to vote.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1992 PLAN.

            PROPOSAL 3 -- INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors proposes that its appointment of the accounting firm of KPMG Peat Marwick LLP ("Peat Marwick") as the Company's independent accountants for the fiscal year ending November 30, 1998 ("fiscal 1998") be ratified by the shareholders. If not otherwise specified, proxies will be voted in favor of the ratification of the appointment. A representative of Peat Marwick, the Company's independent certified public accountants for fiscal 1997 will be present at the Meeting in order to respond to appropriate questions and will have the opportunity to make a statement if he desires to do so. Ratification of the auditors requires that the number of votes cast for ratification exceed those cast against ratification. Abstentions and broker non-votes will have no effect on this vote.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR FISCAL 1998.

                            SHAREHOLDERS PROPOSALS

  Any shareholder proposal intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal office in Voorhees, New Jersey, no later than November 20, 1998 in order to be considered for inclusion in the Company's proxy material relating to that meeting.

                      EXPENSE OF SOLICITATION OF PROXIES

  The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expense of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy materials, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS THEREIN) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO KEVIN WILSON, SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                               ----------------

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE COMPANY URGES YOU TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY.

                                          By Order of the Board of Directors

                                          KEVIN WILSON
                                          Secretary

--------------------------------------------------------------------------------

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS EXAMPLE.


  The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of Directors in the event that the above nominees are unable or unwilling to serve.

                             FOR      WITHHOLD
                                                    NOMINEES: Gerald M. Starek;
1. To elect to the           [_]         [_]                  Raymond Farnham
   Board of Directors two
   nominees as directors.

     (except as marked to the contrary below)

--------------------------------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

                                                      FOR  AGAINST  ABSTAIN

A vote FOR Proposals 1, 2 and 3 is recommended by the Board of Directors.

2. To amend the Company's 1992 Stock                  [_]    [_]      [_]
   Option Plan to ensure certain favorable
   tax treatement for the Company and
   optionees.

3. To ratify the appointment of KPMG                  [_]    [_]      [_]
   Peat Marwick LLP as the Company's
   auditors for the fiscal year 1998.

  In their discretion, the proxies are authorized to vote upon such other busi-ness as may properly come before the Annual Meeting and any adjournment or postponement thereof, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is hereby acknowledged.

SIGNATURES(s): ____________________________________DATE:_____________________

NOTE: Please mark, sign, date and mail your proxy card today promptly using the enclosed envelope
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            RF POWER PRODUCTS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   ANNUAL MEETING OF SHAREHOLDERS MAY 1, 1998

    THE UNDERSIGNED HEREBY NOMINATES, CONSTITUTES AND APPOINTS JOSEPH STACH, CHRISTOPHER BEN AND KEVIN WILSON OR ANY OF THEM, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF RF POWER PRODUCTS, INC. (THE "COMPANY") THAT THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 1, 1998 OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, WITH ALL THE POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT AS FOLLOWS:

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for proposals 1, 2 and 3. If any other business is presented at the annual meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of the proxies.

    Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, officers of a corporation, fiduciaries, etc., should give their full title as such. Partnerships should sign in the partnership name by an authorized person. For shares held jointly, each joint owner should personally sign. If the undersigned hold(s) any of the shares of common stock of the Company in a fiduciary, custodial or joint capacity or capacities, this Proxy is signed by the undersigned in every such capacity as well as individually. Attendance of the undersigned at the Annual Meeting will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote in person.

   PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY USING THE ENCLOSED
                                    ENVELOPE

--------------------------------------------------------------------------------